UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2007

BBM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

UTAH	333-88480	#04-3648721
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

61 Broadway, Suite 1905, New York, NY	10006
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 430 6369

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BBM Holdings, Inc. (the “Registrant”) is filing this Form 8-K/A solely to file Item 4.01 to disclose changes in its independent registered accounting firm and attach Exhibit 16.1.  No other information contained in the Form 8-K is amended by this Form 8-K/A. All information contained in this Amendment No. 1 to Form 8-K is as of the original filing date of the Form 8-K dated March 30, 2007, and filed on April 5, 2007, and does not reflect any subsequent information or events other than as described above.

Item 4.01 Changes in Registrant’s Independent Registered Accounting Firm.

On March 30, 2007, upon the closing of the merger of the Registrant pursuant to an Agreement and Plan of Merger, dated January 15, 2007, by and among the Registrant (formerly known as Prime Resource, Inc.), Prime Acquisition, Inc., a wholly-owned subsidiary of the Registrant ("Merger Sub") and Broadband Maritime, Inc., a Delaware corporation (“Broadband”), as amended by the First Amendment to the Agreement and Plan of Merger, dated February 13, 2007, and the Second Amendment to the Agreement and Plan of Merger, dated March 16, 2007 (the "Merger Agreement"), the shareholders of Broadband became the majority stockholders of the Registrant. The merger has been treated as a “reverse acquisition” for accounting purposes and as such, the historical financial statements of the accounting acquirer, Broadband, become the historical financial statements of the Registrant. Because Broadband’s independent registered public accounting firm, Rothstein, Kass & Company, P.C., (“Rothstein Kass”), was different from the Registrant’s independent registered public accounting firm, Child, Van Wagoner & Bradshaw, PLLC (“ Child, Van Wagoner”), there has been a change in Registrant’s independent registered public accounting firm as a result of the merger.

    Child, Van Wagoner’s report on the financial statements of Registrant for each of the past two fiscal years ended December 31, 2005 and 2006, did not contain any adverse opinion or disclaimer of opinion and was not qualified as to audit scope or accounting principles.

    During the two most recent fiscal years ended December 31, 2006 and 2005, (i) there were no disagreements between the Registrant and Child, Van Wagoner on any matter of accounting principles or practices, consolidated financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Child, Van Wagoner, would have caused Child, Van Wagoner to make reference to the subject matter of the disagreement in connection with its reports and (ii) there were no “reportable events”, as described in Item 304(a)(1)(iv) of Regulation S-B of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The decision to replace Child, Van Wagoner was not the result of any disagreement between Registrant and Child, Van Wagoner on any matter of accounting principle or practice, financial statement disclosure or audit procedure.

    During the fiscal years ended December 31, 2006 and 2005 respectively, and through March 30, 2007, neither the Registrant nor anyone acting on its behalf consulted Rothstein Kass regarding either (1) the application of accounting principles to a specified transaction, either completed or contemplated, or the type of audit opinion that might be rendered on the Registrant’s consolidated financial statements or (2) any matter that was the subject of a disagreement with Child, Van Wagoner or event identified in Item 304(a)(1)(iv) of Regulation S-B. The Company provided Rothstein Kass with this Form 8-K prior to filing it with the Securities and Exchange Commission (“SEC”).

We furnished Child, Van Wagoner with a copy of this report prior to filing this report with the SEC. We also requested that Child, Van Wagoner furnish a letter addressed to the SEC stating whether it agrees with the statements made in this report.  A copy of Child, Van Wagoner’s letter to the SEC is filed with this report as Exhibit 16.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BBM HOLDINGS, INC.

Dated: August 30, 2007	By:	/s/ Mary Ellen Kramer
Mary Ellen Kramer, President

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter of Child, Van Wagoner & Bradshaw, PLLC, dated August 30 2007, pursuant to Item 304(a)(1)(iv) of Regulation S-B.